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                                                                    EXHIBIT 23.3

                             KELLER & COMPANY, INC.
                       FINANCIAL INSTITUTION CONSULTANTS
                             555 METRO PLACE NORTH
                                   SUITE 524
                               DUBLIN, OHIO 43017
                                 (614) 766-1426
                               (614) 766-1459 FAX


June 14, 2002



Re:      Valuation Appraisal of TierOne Corporation
         TierOne Bank
         Lincoln, Nebraska

We hereby consent to the use of our firm's name, Keller & Company, Inc. ("Keller"), our Appraisal Update and the reference to our firm as experts in the Application for Conversion on Form AC filed by TierOne Bank, and any amendments thereto and references to our opinion regarding subscription rights filed as an exhibit to the applications referred to hereafter. We also consent to the use of our firm's name and our Appraisal Update and the reference to our firm as experts in the Form S-1 filed by TierOne Corporation with the Securities and Exchange Commission and any amendments thereto, and to the statements with respect to us and the references to our Appraisal Update and any amendments thereto and our opinion regarding subscription rights filed as an exhibit to the Form S-1 filed by TierOne Corporation.

Very truly yours,

KELLER & COMPANY, INC.



by:       /s/ Michael R. Keller
     ------------------------------------------
         Michael R. Keller
         President